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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Thomas & Betts Corporation

(Name of Registrant as Specified In Its Charter)

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THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000
March 10, 2006
Dear Shareholder:
      You are invited to attend our 2006 Annual Meeting of Shareholders on Wednesday, May 3, 2006. The meeting will be held at 10:00 a.m., CDT, in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.
      On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. In addition to the election of 9 directors, you will be asked to ratify the appointment of the independent registered public accounting firm.
      Your vote is very important, regardless of the number of shares you own. You can vote over the Internet, by telephone or by mail using the enclosed card.
      Your Board of Directors recommends that you vote “FOR” proposals 1 and 2.
      Thank you for your confidence in Thomas & Betts.
Respectfully,
Dominic J. Pileggi
Chairman of the Board, President and
Chief Executive Officer

THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME	Wednesday, May 3, 2006 at 10:00 a.m., CDT.

PLACE	Winegardner Auditorium at The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.

ITEMS OF BUSINESS	• Election of 9 directors;

• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2006; and

• Such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	Shareholders of record at the close of business on March 6, 2006, may vote at the meeting.

VOTING BY PROXY	The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information on submitting your proxy over the telephone, by Internet, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” each nominee for director and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

J.N. RAINES
Secretary
Memphis, Tennessee
March 10, 2006
PLEASE VOTE YOUR SHARES PROMPTLY.

THOMAS & BETTS CORPORATION
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000
Proxy Statement
for the
2006 ANNUAL MEETING OF SHAREHOLDERS
       Our Annual Meeting of Shareholders will be held at 10:00 a.m., CDT on May 3, 2006, at Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.
About this Proxy Statement
       The enclosed proxy is solicited by the Board of Directors of Thomas & Betts Corporation for use at the 2006 Annual Meeting of Shareholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, beginning on or about March 10, 2006, we are mailing this proxy statement, the enclosed proxy card, and our 2005 Annual Report on Form 10-K to all shareholders entitled to vote at the meeting.
      We will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson Shareholder Communications, Inc., to distribute material to beneficial owners of our common stock whose shares are held by brokers, banks, or other institutions and to assist in soliciting proxies, for a fee estimated at $7,500 plus expenses. In addition, our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or e-mail. We will reimburse brokers, banks and others who are record holders of our common stock for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.
Information about Voting

What matters will be voted on at the Annual Meeting?
      At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•	Election of 9 directors, comprising all members of our Board of Directors who will serve after the Annual Meeting;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2006; and

•	Such other business as may properly come before the meeting or any adjournment or postponement.

Who is entitled to vote at the Annual Meeting?
      The record date for the Annual Meeting is March 6, 2006. Only shareholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, we had 62,024,650 shares of common stock outstanding.
      Shareholders of Record: Shares Registered in Your Name. If on March 6, 2006 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.
      Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on March 6, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?
      You may vote “FOR” all the nominees to the Board of Directors or you may withhold your vote for all nominees. Alternatively, you may vote “FOR” any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:
      Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, there are four methods by which you may vote at the Annual Meeting:

•	Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

•	Mail: To vote by mail using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

•	In Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail. Please choose only one method to cast your vote by proxy.
      Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Thomas & Betts. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I change my vote after I submit my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to the Inspector of Election, Computershare Trust Company, N.A., P.O. Box 8694, Edison, New Jersey 08818-8694; or

•	You may attend the Annual Meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How will my vote be counted?
      Votes will be counted by the Inspector of Election appointed for the meeting, who will separately count “FOR” and withheld votes, with respect to the election of directors. With respect to proposals other than the election of directors, “FOR” and “AGAINST” votes, abstentions and broker non-votes will be counted separately. Abstentions for each proposal (other than the election of directors) will be counted towards the vote total and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority or instructions to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.
      The votes will be tabulated and certified by our transfer agent, Computershare Trust Company, N.A. A representative of Computershare Trust Company, N.A. will serve as the Inspector of Election.

How many shares must be present to constitute a quorum for the meeting?
      Holders of a majority of the shares of the Company’s outstanding common stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. Any business that could have been transacted at the meeting as originally scheduled can be conducted at the rescheduled meeting.

How many votes are needed to approve each proposal?

•	For the election of directors, the nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” or votes withheld with respect to any or all of the nominees will affect the outcome.

•	To be approved, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, must receive “FOR” votes from the majority of shares present and entitled to vote either in person or by proxy.

How can I find out the results of the voting at the Annual Meeting?
      Preliminary voting results will be announced at the Annual Meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.

How can I obtain the Company’s Annual Report on Form 10-K?
      A shareholders’ letter and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which together constitutes our 2005 Annual Report to Shareholders, is being mailed along with this proxy statement. Our 2005 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
      We will also mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as a copy of any exhibit specifically requested. Requests should be sent to: Thomas & Betts Corporation — Attn: Corporate Secretary, 8155 T&B Blvd., 4D-56, Memphis, TN 38125. A copy of our Annual Report on Form 10-K has also been filed with the Securities and Exchange Commission (“SEC”) and may be accessed from the SEC’s homepage www.sec.gov.

How many copies should I receive if I share an address with another shareholder?
      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
      The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a shareholder of record. You can notify us by sending a written request to Thomas & Betts Corporation — Attn: Corporate Secretary, 8155 T&B Blvd., 4D-56, Memphis, TN 38125, or by calling (901) 252-8000. In addition, Thomas & Betts will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Who should I contact if I have any questions?
      If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Secretary at Thomas & Betts Corporation — Attn: Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, TN 38125, or by calling (901) 252-8000.

PROPOSALS
PROPOSAL NO. 1 — Election of Directors
       Nine directors will be elected at the Annual Meeting to serve until the Annual Meeting in 2007. The nine directors will constitute our entire Board of Directors after the 2006 Annual Meeting. Each nominee named below was elected a director at the 2005 Annual Meeting. Each nominee has consented to serve as a director if elected. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who will be designated by the Board or, if no substitute nominee is named, the number of directorships will be reduced accordingly. Directors are elected by a plurality of the votes cast. The Board of Directors unanimously recommends that you vote “FOR” each of the persons nominated for Director.
      The nominees are:

Ernest H. Drew, 68
Director since 1989
Dr. Drew has been a private investor since 1998. Prior to that time, he was Chief Executive Officer of Industries and Technology Group, Westinghouse Electric Corporation. He is also a Director of Ashland, Inc., Public Service Enterprise Group Incorporated, and UQM Technologies, Inc.

Jeananne K. Hauswald, 61
Director since 1993
Ms. Hauswald has been Managing Director of Solo Management Group, LLC since retiring from the Seagram Company Ltd, in 1998. While at Seagram from 1987-1998, she held various positions including Vice President and Treasurer and Vice President of Human Resources. She is also a Director of Constellation Brands, Inc.

Dean Jernigan, 60
Director since 1999
Mr. Jernigan has been the President of Jernigan Property Group, LLC since 2004, and has been a private investor since 2002. Prior to that time, he was Chairman of the Board, President and Chief Executive Officer of Storage USA, Inc., from 1984 to 2002.

Ronald B. Kalich Sr., 58
Director since 1998
Mr. Kalich has been President and Chief Executive Officer of FastenTech, Inc. since 2000. He was President and Chief Executive Officer of National-Standard Company from 1999 to 2000 and President and Chief Executive Officer of Getz Bros. & Co., Inc. from 1994 to 1999. He is also a Director of FastenTech, Inc.

Kenneth R. Masterson, 62
Director since 1995
Mr. Masterson has been our Lead Director since January 2006 and is the former Executive Vice President, General Counsel and Secretary from 1998 to 2005 of FedEx Corporation (transportation services). He served as Executive Vice President, General Counsel and Secretary from 1996 to 1998 and Senior Vice President and General Counsel from 1980 to 1996 of Federal Express Corporation (express delivery services).

Dominic J. Pileggi, 54
Director since 2004
Mr. Pileggi has been our Chairman of the Board since January 2006, Chief Executive Officer since January 2004 and President since 2003 and was Chief Operating Officer from 2003 to 2004. Previously he was Group President-Electrical from 2000 to 2003, and Senior Vice President of Thomas & Betts Corporation from 2000 to 2002. He was President EMS Division of Viasystems, Inc. from 1998 to 2000. Prior to 2000, he held various executive positions with the Company from 1979 to 1994. He is also a Director of The Lubrizol Corporation.

Jean-Paul Richard, 63
Director since 1996
Mr. Richard has been Chairman and Chief Executive Officer of H-E Parts International Inc. from 2005 to Present. He served as Chairman and Chief Executive Officer of ProMach, Inc. from 1998 to 2004. He also served as President and Chief Executive Officer of AGCO Corporation from 1996 to 1997.

David D. Stevens, 52
Director since 2004
Mr. Stevens has been Chairman of Accredo Health Group (a subsidiary of Medco Health Solutions, Inc.) since 2005. Previously he had served as Chairman and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005. He served as President and Chief Operating Officer of Southern Health Systems from 1983 to 1996. He is also a Director of Wright Medical Group, Inc.

William H. Waltrip, 68
Director since 1983
Mr. Waltrip has been a private investor since 2003. Previously, he was Chairman of the Board of Technology Solutions Company from 1993 to 2003. He is also a Director of Theravance, Inc., Bausch & Lomb Incorporated, and Charles River Laboratories.

PROPOSAL NO. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
       Our independent registered public accounting firm for fiscal year 2005 was KPMG LLP. The Audit Committee has appointed this firm to audit our financial statements and internal controls for the fiscal year 2006 and until the 2007 Annual Meeting. KPMG LLP has been our independent registered public accounting firm since 1969, and has no financial interest, direct or indirect, in Thomas & Betts or any of its subsidiaries.
      Representatives of KPMG LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.
Independent Registered Public Accounting Firm’s Fees
      During the past two years, the aggregate fees for professional services rendered by KPMG LLP were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
	2005	2004
	(in thousands)	(in thousands)

Audit Fees	$2,570	$3,018
Audit Related Fees	102	471
Tax Fees	540	386
All Other Fees	—	—

Total Fees	$3,212	$3,875
      Audit Fees include the aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements and internal controls and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
      Audit Related Fees includes the aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees. These services consisted of audits of benefit plans, and in 2004, included assistance in the implementation of the internal control assessment required by the Sarbanes-Oxley Act of 2002.
      Tax Fees include aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning. The nature of these services was assistance with international income tax compliance and tax audits and expatriate tax consultation and return preparation.
      All of the services described above were approved by the Audit Committee.
      Ratification of the appointment of KPMG LLP will require that the number of votes cast in favor of this proposal to exceed the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote. However, the Audit Committee is not bound by a vote either for or against KPMG LLP, but will consider a vote against the independent registered public accounting firm by the shareholders in selecting the independent registered public accounting firm in the future.
On behalf of the Audit Committee, the Board of Directors recommends a vote in favor of Proposal No. 2.
Pre-Approval Policies and Procedures
      The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and must approve in advance any non-audit services to be performed by the independent auditors. The Audit Committee has established pre-approval procedures, and reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.
AUDIT COMMITTEE REPORT
       The Audit Committee reviewed and discussed with management the audited consolidated financial statements for Thomas & Betts Corporation’s fiscal year ended December 31, 2005. The Audit Committee also discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Audit Committee has received the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with representatives of KPMG LLP the independence of KPMG LLP.
      Based on its review and discussions with KPMG LLP and management, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-K.
      This Section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Jean-Paul Richard, Chairman
Ernest H. Drew
Kenneth R. Masterson
David D. Stevens

CORPORATE GOVERNANCE
Board of Directors

What does the Board of Directors do?
      Our Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except for those matters reserved to the shareholders. The Board establishes broad corporate policy, oversees the performance of our management, and gives guidance to the Company. It selects the senior management team, which is charged with the conduct of the Company’s business.

Does the Board have independent directors?
      No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Under our guidelines, a director is not independent under the following situations:

•	a director who is an employee, or whose family member is an executive officer, of Thomas & Betts until three years after the end of such employment;

•	a director (or immediate family member) who receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees, pension and deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	a director (or immediate family member) who is affiliated with or employed by a present or former internal or external independent registered public accounting firm of Thomas & Betts until three years after the end of the affiliation or the employment or auditing relationship;

•	a director (or immediate family member) who is employed as an executive officer of another company where any of Thomas & Betts’s present executives serve on the company’s compensation committee until three years after the end of such service or the employment relationship; and

•	a director (or immediate family member) who is an executive officer or an employee of a company that makes payments to, or receives payments from, Thomas & Betts for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.
      Dr. Drew, Ms. Hauswald, Mr. Jernigan, Mr. Kalich, Mr. Masterson, Mr. Richard, Mr. Stevens, and Mr. Waltrip have been determined by the Board of Directors to be independent directors pursuant to the standards set forth in the listing requirements of the New York Stock Exchange and our Governance Guidelines.

How are our directors compensated?
      Retainer and Fees. No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Employee directors do not receive any fees for serving as a director or as a member of any committee. Nonemployee directors received the following fees for the 2005-2006 year.

Annual Retainer	$37,000
Committee Chairman Annual Retainer	$5,000
Audit Committee Chairman Annual Retainer	$10,000
Board Meeting Fee	$2,000
Committee Meeting Fee	$1,500
Lead Director Fee	$20,000

      Restricted Stock. Pursuant to the Nonemployee Director Equity Compensation Plan, in May 2005 each nonemployee director received a restricted stock award with a fair market value of $31,348 as of the grant date and a one year restriction period. In May 2005 each nonemployee director also received a stock option grant valued at $31,348, as determined by a Black-Scholes option valuation method as of the grant date. These options vest on the one year anniversary of the grant date.

How many meetings did the Board have last year?
      In 2005, the Board met 12 times. All directors attended at least 75% of the meetings of the Board and committees of which they were members.

Does the Board have executive sessions with the independent directors?
      The Board of Directors holds an executive session of independent directors at the end of each regularly scheduled meeting during which members of management, including the Chief Executive Officer, are not present. Kenneth R. Masterson, as Lead Director, presides over these executive sessions.

Does the Board of Directors have an independent director serving as Lead Director?
      The Company’s Board of Directors considers it appropriate to designate an Independent Director to serve as the Lead Director during such periods as the Company elects a non-independent Chairman of the Board of Directors. Kenneth R. Masterson, one of our independent directors, serves as the Company’s Lead Director. The Lead Director provides a source of Board leadership complimentary to the non-independent Chairman of the Board. The Lead Director has the following roles and responsibilities:

•	to facilitate regular meetings of the Company’s non-management directors (without management present) and to set the agenda and establish the frequency of these meetings;

•	to collaborate with the Chairman of the Board on the agenda for Board meetings;

•	identify and develop with the Chairman of the Nominating and Governance Committee, the Board’s compositional needs, and criteria for Director candidates; and

•	discuss the results of the Chief Executive Officer’s performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, deliver the results of the evaluation to the Chief Executive Officer.
Anyone wishing to communicate with the Lead Director may do so by writing to: Lead Director c/o Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, TN 38125.

Where can I find a copy of Thomas & Betts’s Code of Conduct?
      A copy of Thomas & Betts’ Code of Conduct may be found at the Investors section of our website at www.tnb.com under Corporate Governance. We will post any amendment or waivers to the Code of Conduct that are required to be publicly disclosed on our website at the Investors section. We will also send a print copy of our Code of Conduct to any shareholder upon request directed to the Secretary.

Do Directors attend the Annual Meeting of Shareholders?
      The Company encourages, but does not require its directors to attend annual meetings of shareholders. All of the members of the Board of Directors attended the 2005 Annual Meeting.

What committees does the Board have?
      The Board has appointed the following committees: Audit, Nominating and Governance, and Compensation.

Where can I get a copy of the charters for the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, or a copy of your Governance Guidelines?
      Copies of the charters of our major Board committees as well as our Governance Guidelines are available at the Investors section of our website, www.tnb.com. We will also send a print copy of any charter or the Governance Guidelines to any shareholder upon request directed to the Secretary.
Audit Committee

Who are the members of the Audit Committee?
      Jean-Paul Richard (Chairman), Ernest H. Drew, Kenneth R. Masterson and David D. Stevens are the members of the Audit Committee.

How many meetings did the Audit Committee hold in 2005?
      The Audit Committee held nine meetings in 2005.

Does the Audit Committee have independent members?
      The Audit Committee is comprised of four members of the Board, each of whom meet the independence, experience and other requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and our Governance Guidelines. Each member is financially literate as determined by the Board in its business judgment and at least one member has accounting or related financial management expertise as determined by the Board in its business judgment. The Board of Directors has determined that Jean-Paul Richard is the Audit Committee Financial Expert.

What are the duties and responsibilities of the Audit Committee?
      The Audit Committee has the following duties and responsibilities as stated in its charter:

•	Appointing, replacing and determining the compensation for and oversight of the work of the independent registered public accounting firm.

•	Assuring the independence of the independent registered public accounting firm.

•	Approving the scope of work for all services provided by the independent registered public accounting firm.

•	Reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” disclosures in the Forms 10-Q and 10-K.

•	Reviewing with the independent registered public accounting firm the Company’s critical accounting policies and practices, alternative treatments for material items under generally accepted accounting practices, and other material written communications between the independent registered public accounting firm and management.

•	Discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentation and analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments in connection with the preparation of the Company’s financial statements.

•	Providing a report for the annual Proxy Statement stating whether the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Reviewing press releases containing quarterly or annual earnings announcements.

•	Discussing with management major financial risk exposures and policies with respect to risk management and assessment.

•	Reviewing our internal audit plan, and the responsibilities, budget and staffing of our internal audit function.

•	Reviewing with the Chief Executive Officer and Chief Financial Officer their reports regarding their evaluation of the effectiveness of the company’s disclosure controls and procedures and internal controls over financial reporting.

•	Establishing procedures for the receipt, retention and treatment of confidential complaints regarding accounting, internal accounting controls or auditing matters.
Nominating and Governance Committee

Who are the members of the Nominating and Governance Committee?
      Ernest H. Drew (Chairman), Kenneth R. Masterson, and David D. Stevens are the members of the Nominating and Governance Committee.

How many meetings did the Nominating and Governance Committee have in 2005?
      The Nominating and Governance Committee met six times in 2005.

Does the Nominating and Governance Committee have independent members?
      The Nominating and Governance Committee is comprised of three directors, each of whom is an independent director as set forth in our Governance Guidelines and under the listing standards of the New York Stock Exchange and meets the requirements of a “non-employee director” under Section 16 of the Securities Exchange Act of 1934.

What are the duties and responsibilities of the Nominating and Governance Committee?
      The Nominating and Governance Committee has the following duties and responsibilities as stated in its charter:

•	Identifying individuals who are qualified to become members of the Board, consistent with the criteria approved by the Board.

•	Considering recommendations by non-member directors, shareholders, management and employees for candidates for nomination and re-nomination as directors in accordance with guidelines developed by the Committee.

•	Recommending to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings.

•	Recommending individuals to fill any vacancies created on the Board.

•	Reviewing the orientation and continuing education programs for the directors.

•	Making recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, and assessing whether the qualifications and experience of candidates for nomination and re-nomination to the Board meet the then current needs of the Board.

•	Reviewing and making recommendations to the Board regarding the composition, duties and responsibilities of various committees of the Board.

•	Overseeing the annual evaluation of the Board and of management of the Company.

•	Reviewing and establishing the compensation of non-employee members of the Board.

•	Developing, reviewing and evaluating the Company’s governance policies and practices, including its governance guidelines and recommending to the Board any proposed changes to such governance policies, practices and guidelines.

•	Performing an annual performance evaluation of the Committee.

What qualifications do the Nominating and Governance Committee consider when determining nominees to serve on our Board?
      The Nominating and Governance Committee considers the following qualifications to be important in determining whether a person should be nominated to serve on our Board:

•	Independence of the prospective nominee.

•	Expertise in the areas of marketing, manufacturing operations, finance, technology, legal or human resources.

•	Prior experience as an executive officer of a publicly-traded company.

•	Understanding of international business.
The Nominating and Governance Committee will evaluate candidates for nomination without regard to whether such person was recommended by a shareholder, a member of the Committee or another director.

Does the Nominating and Governance Committee have a policy regarding consideration of director candidates recommended by shareholders?
      The Nominating and Governance Committee will consider nominating director candidates recommended by a shareholder, consistent with the criteria for nomination and service approved by the Board. Any shareholder who desires to submit a candidate for nomination to our Board should do so pursuant to our Procedure for Nominations of Directors and Other Business for Presentation at the Annual Meeting described later in this proxy statement.
Compensation Committee

Who are the members of the Compensation Committee?
      Ronald B. Kalich, Sr. (Chairman), Jeananne K. Hauswald, Dean Jernigan, and William H. Waltrip are the members of the Compensation Committee.

How many meetings did the Compensation Committee have in 2005?
      The Compensation Committee met five times in 2005.

Does the Compensation Committee have independent members?
      Each of the members of the Compensation Committee meets the independence requirements of the NYSE listing standards and our Governance Guidelines, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934.

What are the duties and responsibilities of the Compensation Committee?
      The Compensation Committee has the following duties and responsibilities as stated in its charter:

•	Reviewing and approving no less frequently than annually, the Company’s compensation philosophy for the Chief Executive Officer and other key management.

•	Reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluating his/her performance in light of those goals and objectives, and setting his/her compensation based on this evaluation.

•	Approving and reporting to the Board the annual compensation (including base salary, incentive compensation and long-term, equity-based compensation) of the Company’s non-CEO Executive Officers.

•	Establishing direct and indirect benefits for the Chief Executive Officer and key management, which are in addition to any benefits under the Company’s broad based benefit plans.

•	Reviewing and approving policies with respect to key management perquisites.

•	Making recommendations to the Board (and shareholders as required by law or the NYSE listing standards) with respect to the establishment and terms of incentive compensation plans and equity-based plans and administering such plans, including reviewing and approving any awards to be granted to management under any plan implemented by the Company.

•	Reviewing and approving any employment and severance arrangements and benefits of the Chief Executive Officer and key management in light of practices at comparable companies and any benefits received by the Company in connection with such arrangements.

•	Reviewing on a periodic basis the operation of the Company’s compensation program to evaluate its effectiveness and recommending to the Board of Directors steps to modify compensation programs as may be deemed appropriate to help ensure that benefits or payments are reasonably related or are proportionate to the benefits received by, or performance of, the Company.

•	Reviewing any key management development and succession plans to determine that specific steps are taken to assure the future availability of key executives.

•	Producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable law.

EXECUTIVE COMPENSATION
       This table shows the compensation paid to our Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation(3)	Award(4)	Options/SARs	Compensation(5)
Principal Position	Year	($)	($)	($)	($)	Granted(#)	($)

Dominic J. Pileggi(1)	2005	713,750	1,142,000	74,341	730,949	57,717	81,141
Chairman of the Board,	2004	644,615	773,538	255,040	487,367	77,232	71,405
President and	2003	549,000	491,904	28,851	458,395	—	45,645
Chief Executive Officer

Kenneth W. Fluke	2005	346,385	381,024	21,346	204,604	16,155	31,163
Senior Vice President and	2004	284,804	234,963	20,000	73,894	18,613	19,567
Chief Financial Officer	2003	220,915	113,109	20,000	168,950	0	16,007

Christopher P. Hartmann	2005	330,577	363,635	21,346	204,604	16,155	18,179
President — Electrical	2004	308,896	249,743	30,085	204,024	23,779	21,682
Division	2003	201,923	62,192	119,881	151,900	25,000	15,351

J.N. Raines	2005	333,750	333,750	21,346	140,894	11,126	33,232
Vice President — General	2004	320,896	240,672	20,000	140,520	16,377	28,595
Counsel and Secretary	2003	311,908	199,621	20,000	135,430	18,705	29,747

Stanley P. Locke	2005	215,000	172,000	54,074	74,111	5,852	6,825
Vice President(2) —	2004	—	—	—	—	—	—
Controller	2003	—	—	—	—	—	—

(1)	Mr. Pileggi was elected Chairman of the Board on January 1, 2006.

(2)	Mr. Locke was first employed by the Corporation in September 2004. He became an executive officer in June 2005.

(3)	The amounts reported under Other Annual Compensation are comprised of the following:

				Personal Use
			Relocation	of Company	Tax
Name	Year	Perquisites	Expenses	Aircraft	Reimbursements*

Dominic J. Pileggi	2005	$30,466	—	$27,883	$15,992
	2004	$28,515	—	$34,454	$192,071
	2003	$28,851		—	—

Kenneth W. Fluke	2005	$21,346	—	—	—
	2004	$20,000	—	—	—
	2003	$20,000	—	—	—

Christopher P. Hartmann	2005	$21,346	—	—	—
	2004	$20,000	$7,065	—	$3,020
	2003	$13,462	$84,997	—	$21,422

J.N. Raines	2005	$21,346	—	—	—
	2004	$20,000	—	—	—
	2003	$20,000	—	—	—

Stanley P. Locke	2005	$12,885	$28,117	—	$13,072

*	Messrs. Hartmann and Locke were reimbursed for taxes paid on relocation expenses. Mr. Pileggi was reimbursed for taxes paid for personal use of the company aircraft. Mr. Pileggi also elected to receive a portion of his 2004 restricted stock award in cash to pay the associated taxes pursuant to IRC § 83(b).

(4)	Restricted Stock Awards column shows fair market value of shares awarded as of the date of grant. Shares of restricted stock are eligible to receive dividends, if any are paid. The number and value of the aggregate restricted stock holdings as of December 31, 2005, based on the closing market price of the common stock on December 31, 2005, of $41.96, are as follows:

	Number
Name	of Shares	Value

Dominic J. Pileggi	76,212	$3,197,856
Kenneth W. Fluke	25,615	$1,074,805
Christopher P. Hartmann	27,115	$1,137,745
J.N. Raines	19,803	$830,933
Stanley P. Locke	3,182	$133,517

(5)	The amounts reported under All Other Compensation are comprised of the following:

			Matching	Premiums Paid
		Matching	Contributions to	for Group Term
		Contributions to	Nonqualified	and Whole Life
Name	Year	401(k) Plan	Savings Plan	Insurance

Dominic J. Pileggi	2005	$6,825	$41,512	$32,804
	2004	$6,625	$29,543	$35,237
	2003	$6,537	$19,723	$19,385

Kenneth W. Fluke	2005	$6,825	$12,069	$12,269
	2004	$6,650	$6,270	$6,647
	2003	$6,512	$4,420	$5,075

Christopher P. Hartmann	2005	$6,825	—	$11,354
	2004	$6,674	$5,020	$9,988
	2003	$5,329	$1,046	$8,976

J.N. Raines	2005	$6,826	$11,484	$14,922
	2004	$6,625	$9,885	$12,085
	2003	$6,537	$11,220	$11,990

Stanley P. Locke	2005	$6,825	—	—
Option/SAR Grants in Last Fiscal Year
      The following table shows stock options granted under the Company’s Equity Compensation Plan to our named executive officers during the last fiscal year. Executive officers were not granted SARs.

	Individual Grants
					Potential Realizable Value
		Percent of			at Assumed Annual Rates
	Number of	Total			of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to	Exercise or		Term,(3)
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(1)	Fiscal Year(2)	($/sh)	Date	5%($)	10%($)

Dominic J. Pileggi	57,717	10.68%	29.55	2/2/2015	1,072,603	2,718,187
Kenneth W. Fluke	16,155	2.99%	29.55	2/2/2015	300,222	760,821
Christopher P. Hartmann	16,155	2.99%	29.55	2/2/2015	300,222	760,821
J.N. Raines	11,126	2.06%	29.55	2/2/2015	206,764	523,980
Stanley P. Locke	5,852	1.08%	29.55	2/2/2015	108,753	275,600

(1)	Options are exercisable in one-third increments on each of the first, second and third anniversaries of the date of grant.

(2)	Based on an aggregate 540,529 shares subject to options granted to Thomas & Betts employees in 2005, including the named executive officers.

(3)	Potential realizable value is the result of calculations at the rates of 5% and 10% annual appreciation specified by the Securities and Exchange Commission and are not forecasts of the value of the Common Stock.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values
      The following table provides information on options held by our named executive officers through December 31, 2005, and the value of each of the unexercised options at December 31, 2005.

			Number of Securities
	Exercised Options(1)		Underlying Unexercised		Value of Unexercised
			Options/SARs at Fiscal		In-the-Money Options/SARs
	Shares	Value	Year-end(#)		at Fiscal Year-end($)(3)
	Acquired on	Realized
Name	Exercise (#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dominic J. Pileggi	60,000	1,414,478	58,398	284,205	1,305,940	5,394,369
Kenneth W. Fluke	19,578	257,703	—	78,563	—	1,458,675
Christopher P. Hartmann	—	—	16,794	40,340	411,204	771,149
J.N. Raines	60,000	1,314,976	4,295	28,279	85,707	533,753
Stanley P. Locke	—	—	667	7,185	10,689	93,955

(1)	Shares underlying options exercised during calendar year 2005.

(2)	Based on the market value of the underlying securities at exercise less the exercise price.

(3)	Based upon the fair market value of the Company’s common stock on the New York Stock Exchange on December 31, 2005 less the exercise price.

Pension Plan Table
      The following table shows the estimated annual retirement benefits payable to the Named Executive Officers under the Thomas & Betts Pension Plan and the Thomas & Betts Corporation Executive Retirement Plan, prior to offset as described below, assuming retirement at age 60 with the indicated levels of remuneration and years of credited service.

	Years of Service

Remuneration($)	5	10	15	20	25	30	35

200,000	25,000	50,000	75,000	100,000	115,000	130,000	145,000
300,000	37,500	75,000	112,500	150,000	172,500	195,000	217,500
400,000	50,000	100,000	150,000	200,000	230,000	260,000	290,000
500,000	62,500	125,000	187,500	250,000	287,500	325,000	362,500
600,000	75,000	150,000	225,000	300,000	345,000	390,000	435,000
700,000	87,500	175,000	262,500	350,000	402,500	455,000	507,500
800,000	100,000	200,000	300,000	400,000	460,000	520,000	580,000
900,000	112,500	225,000	337,500	450,000	517,500	585,000	652,500
1,000,000	125,000	250,000	375,000	500,000	575,000	650,000	725,000
1,100,000	137,500	275,000	412,500	550,000	632,500	715,000	797,500
1,200,000	150,000	300,000	450,000	600,000	690,000	780,000	870,000
1,300,000	162,500	325,000	487,500	650,000	747,500	845,000	942,500
1,400,000	175,000	350,000	525,000	700,000	805,000	910,000	1,015,000
1,500,000	187,500	375,000	562,500	750,000	862,500	975,000	1,087,500
1,600,000	200,000	400,000	600,000	800,000	920,000	1,040,000	1,160,000
1,700,000	212,500	425,000	637,500	850,000	977,500	1,105,000	1,232,500
1,800,000	225,000	450,000	675,000	900,000	1,035,000	1,170,000	1,305,000
1,900,000	237,500	475,000	712,500	950,000	1,092,500	1,235,000	1,377,500
2,000,000	250,000	500,000	750,000	1,000,000	1,150,000	1,300,000	1,450,000
      The remuneration specified above includes salary and bonus as reported in the Summary Compensation Table. The annual retirement benefits are based on the annualized average compensation during the 60 consecutive month period that provides the highest average for the participant. The following persons have the number of years of credited service listed below. Retirement benefits shown in the Pension Plan Table have been computed on a 10-year certain and life annuity basis and are subject to offset for benefits payable under certain prior employers’ retirement programs.

Years of
Name	Credited Service

Dominic J. Pileggi	26
Kenneth W. Fluke	10
Christopher P. Hartmann	7
J.N. Raines	9
Stanley P. Locke	1
      Mr. Pileggi, Mr. Raines, Mr. Hartmann, and Mr. Fluke have received additional 5 years credit for years of service under our non-qualified defined benefit plans beyond their tenure.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Termination Protection Agreements
      We have agreements with each of our current executive officers providing benefits should the executive officer’s employment be terminated within three years following a change-in-control. The agreements for Mr. Pileggi and Mr. Raines provide for benefits if employment is terminated by us without cause or by the executive officer for any reason after a change-in-control event. The agreements for Mr. Fluke, Mr. Hartmann and Mr. Locke provide for benefits if employment is terminated by us without cause or by the executive officer for good reason after a change-in-control event. Events that constitute leaving employment for good reason are: the assignment of duties inconsistent with the officer’s position; the diminution of the officer’s position, authority, duties or responsibilities; failure to provide compensation and benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the officer was employed immediately prior to the change in control; failure to require any successor to the Company to assume and agree to perform the agreement; or termination of employment by the executive officer within 30 days following the one-year anniversary of the change in control.
      All agreements provide that an officer’s employment may be terminated for cause, which is defined as the executive’s conviction of, or plea of guilty, to a felony; or the willful engaging by the executive in gross misconduct which is materially and demonstrably injurious to Thomas & Betts.
      Generally, a “change in control” will be deemed to have occurred if:

•	a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of our outstanding voting securities ordinarily having the right to vote for the election of directors;

•	individuals who, as of the date the termination protection agreement was entered into, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by our shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors) will be considered as though such person were a member of the Board as of the date such termination protection agreement was entered into;

•	the consummation of any consolidation, share exchange, merger or amalgamation as a result of which the individuals and entities who were the respective beneficial owners of our outstanding common stock and our voting securities immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote resulting from such consolidation, share exchange, merger or amalgamation; or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all our assets or earning power; or

•	the approval by our shareholders of a plan of complete liquidation or dissolution of the company.
      Each agreement provides for severance benefits, defined as payment of earned but unpaid salary and annual bonus, a lump sum of cash equal to three times the executive’s annual compensation of base salary, higher of target bonus or highest bonus paid within the last five years and the executive’s perquisite allowance, up to three years of additional health care coverage, immediate vesting of all stock options and restricted shares, retirement benefits as provided by the Executive Retirement Plan, and outplacement services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      As of December 31, 2005, the Compensation Committee consisted of Ronald B. Kalich, Sr., as Chairman, Jeananne K. Hauswald, Dean Jernigan, and William H. Waltrip. None of the current members of the Compensation Committee is or was an officer or employee of the Company. During 2005, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board of Directors or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      There were no “related party” transactions arising during 2005 requiring disclosure under applicable NYSE listing standards, SEC rules and regulations or Company policy and procedures. The Company has, however, entered into indemnity agreements with each of its current directors and its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s charter and bylaws and to provide additional procedural protections.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee is responsible for establishing and administering executive compensation policies. In discharging its duties, the Committee at least annually benchmarks the ongoing competitiveness of the Company’s compensation programs against other companies of similar size in general industry in order to determine whether such programs are achieving the desired goals and objectives of the Company in this area. The Committee also reviews the performance of the executive management team and establishes individual compensation levels for each member after considering the advice of independent outside advisors. The Committee is comprised entirely of independent non-employee members of the Board of Directors.
      During the fourth quarter of 2005, the Committee conducted a review of the Company’s compensation philosophy. With the assistance of independent advisors, the Company’s executive compensation and benefit plans were compared with current and emerging competitive practices, legal and regulatory developments and corporate governance trends.

Executive Compensation Philosophy
      The executive compensation program is designed to:

•	align the interests of senior management with the interests of our shareholders;

•	balance annual performance targets with incentives to achieve long-term success; and

•	attract, motivate, and retain key talented executives needed to compete successfully in an intensely competitive environment.
      The Committee targets total direct compensation at the median of general industry companies, a high percentage of which are represented in the S&P 400, an index of mid-cap public companies that includes this Company. Since compensation levels in the electrical industry are generally consistent with general industry levels, where pay and performance data are more easily accessible, the Committee believes that general industry companies represent an appropriate comparative framework.

Compensation Components
      Executive compensation consists of annual salary, annual incentives and long-term incentives. The annual and long-term incentive components of compensation are sufficiently variable to establish a strong relationship between total return to shareholder performance and actual total direct compensation levels over time.

      Base Salary: Base salaries are set by periodic comparison to rates of pay for comparable positions within general industry and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in general industry, individual performance and potential, and changes in duties and responsibilities. Actual salaries may range from 20% below to 20% above targeted salary levels. As a group, the average of the base salaries in 2005 for the Chief Executive Officer and other executive officers named in the Summary Compensation Table was below the targeted level.
      Annual Incentive: Annual incentives are based upon actual performance compared to established corporate and operating division performance goals. The proportion of an employee’s compensation consisting of incentive compensation increases as the scope and level of the individual’s responsibilities increase. In 2005, the annual incentives ranged between 40% and 80% of base salary for median performance and provided a maximum payout of between 80% and 160% of base salary for superior performance. Annual bonus opportunities are targeted to be at the 50th percentile for general industry when performance is at target. For the Chief Executive Officer and other executive officers named in the Summary Compensation Table, performance targets established in February 2005 were based upon achievement of specified performance objectives in the following profitability (Earnings Per Share and EBIT) and working capital (Working Capital as a Percent of Sales ) measures. As a group, the average of the executive officers’ incentive payments under the Thomas & Betts Management Incentive Plan for fiscal year 2005 was 116% of base salary. In addition, the Compensation Committee approved a separate discretionary bonus to reflect the impact on the Earnings per Share target of the income tax accrual recorded with the repatriation of foreign earnings that was completed in December 2005. This discretionary amount represented an additional 7% of base salary in the amount of the annual incentive payment paid to the top executive officers.
      Long-Term Incentives: Long-term incentive awards are currently in the form of stock options and restricted stock awards, which are typically granted annually. Combined stock option and restricted stock awards are targeted to provide a present value at grant date at approximately the 50th percentile for general industry, according to a mix predetermined by the Committee. For executive officers, the expected value of grants ranges from approximately 80% to 225% of base salary. Individual grants may vary based on the Committee’s assessment of individual performance and potential. As a group, the average of the annual long-term incentive awards in 2005 for the Chief Executive Officer and other executive officers named in the Summary Compensation Table was 132% of base salary. In determining stock option and restricted stock awards, the Committee does not consider the amount of options and restricted stock granted in prior years. Options are granted at fair market value on the date of grant, have terms of ten years, and vest over a three-year period at the rate of one-third per year. Restricted stock vests at the end of three years.

Compensation of the Chief Executive Officer
      Mr. Pileggi’s 2005 compensation consisted of base salary, annual incentive and long-term incentives. The Committee determined the level for each of these elements using methods consistent with those used for the other senior executives. The Committee discussed this determination with the Board. In 2005, Mr. Pileggi’s base salary was at an annual rate of $715,000. This placed his base salary below the median of salaries paid to chief executive officers within general industry organizations of comparable size.
      Mr. Pileggi’s target annual incentive was 80% of base salary in 2005, and the maximum incentive payable was 160% of base salary. Mr. Pileggi received an annual incentive payment in the amount of $1,073,480 under the Management Incentive Plan. The award was based on exceeding the targets for Earnings Per Share and Working Capital as a Percent of Sales. In addition, the Compensation Committee used its discretion to approve a separate discretionary bonus in the amount of $68,520 for Mr. Pileggi, to reflect the impact on the Earnings per Share target of the income tax accrual recorded with the repatriation of foreign earnings that was completed in December 2005.

      In 2005, Mr. Pileggi received a restricted stock award for 24,736 shares. In addition, Mr. Pileggi was also granted an option to purchase 57,717 shares. These stock options were granted at the fair market value as of the date of the grant. The Committee targeted the expected value of the stock option and restricted stock awards to Mr. Pileggi to be at the 50th percentile of general industry.
Tax Deductibility of Executive Compensation
      The Company generally designs and administers compensation plans that support the achievement of long-term strategic objectives and enhance shareholder value. Performance-based compensation is a significant part of executive compensation, and the Company takes reasonable action to maximize the deductibility by the Company of such compensation.
      The Management Incentive Plan (“MIP”) and the Equity Compensation Plan were approved by the shareholders at the annual meeting in 2004. Annual incentive awards and stock option grants under these plans are made in a manner such as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and therefore not subject to a limit on deductibility. Base salary and the value of restricted stock awards do not qualify as performance-based compensation under the Code. However, it is unlikely in the near term that such amounts, as calculated under the Code, paid to any executive, other than the Chief Executive Officer, will exceed the deductibility limit. We have structured the proposed Equity Compensation Plan and long term incentives so that most amounts paid under those plans will be fully deductible.

Ronald B. Kalich, Sr., Chairman
Jeananne K. Hauswald
Dean Jernigan
William H. Waltrip

PERFORMANCE GRAPH
      This graph shows, from the end of fiscal year 2000 to the end of fiscal year 2005, changes in the value of $100 invested in each of Thomas & Betts’s common stock, Standard & Poor’s 500 Composite Index, and a peer group consisting of five companies whose businesses are representative of our business segments. The companies in the peer group are: Amphenol Corporation, Cooper Industries, Ltd., Eaton Corporation, Hubbell Incorporated, and Rockwell Automation Corporation.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05

Thomas & Betts Corp.	$100	$134	$107	$145	$195	$267

S&P 500®	$100	$88	$69	$88	$98	$103

Custom Peer Group (5 Stocks)	$100	$101	$109	$170	$222	$238

      The Peer Group has been weighted in accordance with each company’s market capitalization as of the beginning of each quarter of each of the five years covered by the performance graph. The weighted return for each quarter was calculated by summing the products obtained by multiplying (i) the percentage that each company’s market capitalization represents of the total market capitalization for all companies in the indexes for each such quarter by (ii) the total shareholder return for that company for each such quarter.

SECURITY OWNERSHIP
Security Ownership of Management
       The following table shows beneficial ownership of our Common Stock as of March 6, 2006, by each director, the Chief Executive Officer, each of the other four most highly compensated executive officers who were serving as executive officers at the end of 2005, and all directors and executive officers as a group. Except as otherwise stated in the footnotes, each of the individuals named exercises sole voting and investment power over his or her shares.

	Beneficial Ownership as of March 6, 2006

		Stock Options exercisable
	Common	within 60 days of	Restricted	Total	Percentage
Name	Stock	March 6, 2006(1)	Stock(2)	Shares(3)	(%)

Ernest H. Drew	1,745	22,013	3,779	27,537	*
Jeananne K. Hauswald	1,195	11,213	3,463	15,871	*
Dean Jernigan	4,083	3,043	2,179	9,305	*
Ronald B. Kalich Sr.	945	22,013	2,579	25,537	*
Kenneth R. Masterson	945	22,013	3,229	26,187	*
Jean-Paul Richard	5,645	22,013	2,979	30,637	*
David D. Stevens	2,445	5,413	1,129	8,987	*
William H. Waltrip	1,145	22,013	3,779	26,937	*
Dominic J. Pileggi	62,412	103,381	78,299	244,092	*
J.N. Raines	25,730	19,698	17,288	62,716	*
Christopher P. Hartmann	—	17,200	34,796	51,996	*
Kenneth W. Fluke	10,000	11,589	23,296	44,885	*
Stanley P. Locke	—	2,618	6,330	8,948	*
All directors and executive officers as a group (13 persons)				583,635	1.0%

*	Less than 1%.

(1)	Includes shares that may be acquired within 60 days of March 6, 2006, through the exercise of stock options.

(2)	Restricted Stock has voting power but cannot be sold during the restriction period.

(3)	Does not include stock credits held by the following directors pursuant to a previous Deferred Fee Plan for Non-employee Directors. The stock credits have no voting rights and may be distributed in cash or stock, as determined by the Company after a director’s retirement date:

Number of
Name	Stock Credits

Ernest H. Drew	17,108
Jeananne K. Hauswald	2,590
Dean Jernigan	1,288
Ronald B. Kalich Sr.	9,374
Kenneth R. Masterson	2,426
Jean-Paul Richard	2,040
William H. Waltrip	4,076

Beneficial Owners of More Than 5% of Common Stock

	Beneficial Ownership

Name	Shares	Percent(%)

Gabelli Asset Management Inc.(1)	8,143,965	13.4
One Corporate Center
Rye, New York 10580
Vanguard Horizon Funds - Vanguard	4,842,300	7.9
Capital Opportunity Fund(2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)	Gabelli Asset Management Inc, a parent holding company, disclaims dispositive power and voting power as to all shares. Gabelli Funds, LLC, a registered investment advisor and a subsidiary of Gabelli Asset Management Inc., has sole dispositive power as to 1,780,000 shares and sole voting power as to 1,780,000 shares. GAMCO Asset Management, Inc., a registered investment advisor and a subsidiary of Gabelli Asset Management Inc., has sole dispositive power as to 6,352,965 shares and sole voting power as to 5,935,565 shares. MJG Associates, Inc., an investment manager, has sole dispositive power and sole voting power as to 8,500 shares. Gabelli Securities, Inc., an investment manager and majority owned subsidiary of Gabelli Asset Management Inc., has sole dispositive and sole voting power as to 2,500 shares. Information regarding Gabelli Asset Management Inc. is from the Schedule 13D filed with the Securities and Exchange Commission on February 2, 2006.

(2)	Vanguard Horizon Funds - Vanguard Capital Opportunity Fund, a registered investment company has sole voting power as to all shares. Information regarding Vanguard Horizon Funds - Vanguard Capital Opportunity Fund is from the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
       On the basis of our review of reports and representations submitted by the directors and executive officers of the Company, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed in 2005 with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
Proxy Statement Proposals
       Our annual meeting of shareholders generally is held in April or May of each year. We will consider for inclusion in our proxy materials for the 2007 Annual Meeting, shareholder proposals that are received at our executive offices no later than November 10, 2006 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Secretary at Thomas & Betts Corporation, 8155 T&B Blvd., 4D-56, Memphis, Tennessee 38125.

Procedure for Nominations of Directors and Other Business for Presentation at the Annual Meeting
       Pursuant to the Company’s bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in such proxy materials must have given timely notice thereof in writing to our Secretary. To be timely for the 2007 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on January 3, 2007.
      Our bylaws specify the information to be included in this shareholder’s notice. A shareholder should submit the name, biographical data and qualifications of any suggested director candidate to the Secretary of the Company. The recommendation should be accompanied by the person’s written consent to be named as a candidate and, if nominated and elected, to serve as a director. A shareholder may obtain a copy of the bylaws by making a written request to the Secretary or from the Investors section of our website at www.tnb.com.
      All shareholder director nominations submitted to the Secretary must be in accordance with the Company’s bylaws, the Tennessee corporate law and the federal securities laws. The Secretary will forward all shareholder nominations immediately to the Chairman of the Nominating and Governance Committee for consideration by the Committee.
Communicating with the Board of Directors
       You may contact the Board of Directors or any committee of the Board of Directors by using any of the following methods:

•	Anonymous submissions may be submitted in writing, in a sealed envelope, addressed to the Secretary of the Company. The Secretary will forward the sealed envelope to a non-employee director designated by the Board of Directors to receive and address such communications. This procedure is described under the heading “Communications with the Board of Directors” in the Investors section of our website at www.tnb.com.

•	Other communications may be submitted through the Secretary or the Company’s EmPower Line, a hotline operated by a third party, toll free at (888) 511-5093. Either the Secretary or the third party vendor will forward the submission to a non-employee director designated by the Board of Directors to receive and address such communications.

OTHER MATTERS
       The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

By Order of the Board of Directors,

J.N. RAINES
Secretary
Memphis, Tennessee
March 10, 2006

Thomas & Betts Corporation Annual Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the nine nominees for director listed below.

	For	Withhold		For	Withhold		For	Withhold
01- E. H. Drew	☐	☐	04- R. B. Kalich	☐	☐	O7-J. P. Richard	☐	☐
02- J. K. Hauswald	☐	☐	05- K. R. Masterson	☐	☐	08-D. D. Stevens	☐	☐
03- D. Jernigan	☐	☐	06-D. J. Pileggi	☐	☐	09-W. H. Waltrip	☐	☐
B.	Issues The Board of Directors recommends a vote FOR the following Proposal.

		For	Against	Abstain
2:	To ratify the appointment of KPMG LLP as the	☐	☐	☐
	Company's independent registered public				☐ Discontinue future mailing of
	accounting firm for the fiscal year ending				duplicate Annual reports
December 31, 2006.

☐ Please mark this box with an X
if you have made comments
below.

C.	Authorized Signatures · Sign Here · This section must be completed for your instructions to be executed.
PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title.

Signature 1 -	Signature 2	Date (mm/dd/yyyy)
Please keep signature within the box	Please keep signature within the box

Proxy —
THOMAS & BETTS CORPORATION
Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF SHAREHOLDERS — MAY 3, 2006 — 10:00 a.m.
Winegardner Auditorium, Dixon Gallery and Gardens
4339 Park Avenue, Memphis, Tennessee
You shares will be voted as recommended by the Board of Directors unless you indicate otherwise in which case they will be voted as marked. The undersigned hereby appoints DOMINIC J. PILEGGI and J.N. RAINES as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Thomas & Betts Corporation held by the undersigned on March 6, 2006, at the Annual Meeting of Shareholders to be held on May 3, 2006, or any adjournment or postponement thereof.
You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE PROMPTLY. UNLESS YOU ARE VOTING BY TELEPHONE OR INTERNET, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN IN THE ENCLOSED ENVELOPE.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone		To vote using the Internet
·	Call toll free	·	Go to the following web site:
	1-800-652-VOTE (8683) in the United		www.computershare.com/expressvote
	States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. If calling from outside the U.S. or Canada, dial 001-781-575-2300.	·	Enter the information requested on your computer screen and follow the simple instructions
·	Follow the simple instructions provided by the recorded message
If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 2, 2006.
THANK YOU FOR VOTING